Filed Pursuant to Rule 424(b)(3)
Registration Statement No. 333-233608

PROSPECTUS SUPPLEMENT

(To Prospectus dated September 4, 2019)

Verizon Communications Inc.

Verizon InterNotes® Due Nine Months or More from the Date of Issue

We may offer to sell our InterNotes® Due Nine Months or More from the Date of Issue (the “Notes”) from time to time. You should carefully read this prospectus supplement, the accompanying prospectus and the applicable pricing supplement before you invest.

We may sell the Notes to the Purchasing Agent referred to below as principal for resale at a fixed offering price specified in the applicable pricing supplement or at varying prices. We may also agree with the Purchasing Agent and certain broker-dealers and securities firms (the “Selling Group”), including the Agents referred to below, that they will use their reasonable best efforts as agents on our behalf to solicit offers to purchase Notes through the Purchasing Agent from us, for which the Purchasing Agent will receive a discount. We expect to sell the Notes to the Purchasing Agent at discounts ranging between 0.300% and 3.150% or at discounts outside that range specified in the applicable pricing supplement. We also may offer the Notes directly to investors without the assistance of the Purchasing Agent or the members of the Selling Group. We have not set a date for the termination of our offering.

The Purchasing Agent and the members of the Selling Group have advised us that from time to time they may purchase and sell Notes in the secondary market, but they are not obligated to make a market in the Notes and may suspend or completely stop that activity at any time. Unless otherwise specified in any pricing supplements, we do not intend to list the Notes on any stock exchange.

Neither the U.S. Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement, the accompanying prospectus or the pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Investing in the Notes involves risks. See “Risk Factors” beginning on page S-3 of this prospectus supplement and the risks discussed elsewhere in this prospectus supplement, the accompanying prospectus and the related pricing supplement and the documents and reports we file with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus.

Purchasing Agent

Incapital

Agents

BofA Merrill Lynch	Citigroup	Morgan Stanley	RBC Capital Markets	Wells Fargo Advisors

The date of this Prospectus Supplement is September 4, 2019.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related pricing supplement. No one is authorized to provide you with different information.

You should not assume that the information in this prospectus supplement, the accompanying prospectus or any related pricing supplement is accurate as of any date other than its respective date of issue.

The Notes are not being offered in any jurisdiction where the offer is not permitted.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents that we incorporate by reference, contain both historical and forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements are not historical facts, but only predictions and generally can be identified by use of statements that include phrases such as “will,” “may,” “should,” “continue,” “anticipate,” “believe,” “expect,” “plan,” “appear,” “project,” “estimate,” “intend,” or other words or phrases of similar import. Similarly, statements that describe our objectives, plans or goals also are forward-looking statements. These forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated. Factors that could materially affect these forward-looking statements can be found in our periodic reports filed with the SEC. Potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements included in this prospectus supplement are made only as of the date of this prospectus supplement, and we undertake no obligation to update publicly these forward-looking statements to reflect new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events might or might not occur. We cannot assure you that projected results or events will be achieved.

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ABOUT THIS PROSPECTUS SUPPLEMENT AND THE PRICING SUPPLEMENTS

As used in this prospectus supplement, “we,” “our,” “us” and “Verizon” refer to Verizon Communications Inc. and its consolidated subsidiaries.

We intend to use this prospectus supplement, the accompanying prospectus and related pricing supplements to offer the Notes from time to time. This prospectus supplement supplements a prospectus that is part of a registration statement that we have filed with the SEC. This prospectus supplement describes certain terms of the Notes we may offer in connection with our Notes program and supplements the description of the debt securities contained in the accompanying prospectus. We may sell the Notes from time to time in various offerings. Although we have various notes and other evidence of indebtedness outstanding, references in this prospectus supplement to “Notes” are to the Notes offered by this prospectus supplement.

Each time we offer or issue Notes, we will prepare a pricing supplement that will contain additional terms of the offering and the specific description of the Notes being offered. A copy of that pricing supplement will be provided to the purchaser along with a copy of this prospectus supplement and the accompanying prospectus. That pricing supplement also may add, update or change information in this prospectus supplement and the accompanying prospectus, including provisions describing the calculation of interest and the method of making payments under the terms of a Note. The flexibility available to us to set or negotiate individualized terms described in this prospectus supplement means that there may be transactions that are complex. If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus and the applicable pricing supplement, you should rely on the information in the applicable pricing supplement. If any statement in this prospectus supplement, the accompanying prospectus or the applicable pricing supplement conflicts with any statement in a document that we have incorporated by reference, then you should consider

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only the statement in the most recent document. You should read this prospectus supplement, the accompanying prospectus and the applicable pricing supplement, together with the additional information that is incorporated by reference in this prospectus supplement and the accompanying prospectus. That additional information is described under the heading “Where You Can Find More Information” in the accompanying prospectus.

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SUMMARY

This section outlines the legal and financial terms of the Notes that are more fully described herein under “Description of Notes.” You should read the more detailed information appearing elsewhere in this prospectus supplement and the accompanying prospectus, as well as in the applicable pricing supplement relating to each offering of Notes.

Issuer	Verizon Communications Inc.

Title of Notes	Verizon InterNotes® Due Nine Months or More from the Date of Issue.

Purchasing Agent	Incapital LLC.

Agents	BofA Securities, Inc., Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, RBC Capital Markets, LLC and Wells Fargo Clearing Services, LLC.

Selling Group	The Purchasing Agent and the Agents and dealers comprising the Selling Group are broker-dealers and securities firms. The Purchasing Agent and Agents have entered into a Selling Agent Agreement with us dated as of May 15, 2017, as amended from time to time. Other agents and dealers who are members of the Selling Group have executed a Master Selected Dealer Agreement with the Purchasing Agent. The other agents and the dealers have agreed to market and sell the Notes in accordance with the terms of those respective agreements and all other applicable laws and regulations. You may contact the Purchasing Agent at info@incapital.com for a list of Selling Group members.

Amount	We may issue an unlimited amount of Notes in connection with this program.

No Listing	The Notes will not be listed on any securities exchange, unless we specify otherwise in the applicable pricing supplement.

Ranking	The Notes will be our unsecured and unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness.

Denominations	Unless otherwise specified in the applicable pricing supplement, $1,000 and integral multiples of $1,000 in excess thereof.

Maturities	The Notes will be due nine months or more from the date of issue, as specified in the applicable pricing supplement.

Interest	Each Note will bear interest from its date of issue until the principal thereof is paid or duly provided for, at either a fixed rate per annum specified in the applicable pricing supplement, or at a floating rate, which unless otherwise specified in the applicable pricing supplement will be based on LIBOR, as more fully described in this prospectus supplement.

Interest on each such Note will be payable as set forth in the applicable pricing supplement.

Principal	The principal amount of each Note will be payable on its stated maturity date specified in the applicable pricing supplement, unless redeemed or repaid prior thereto in accordance with its terms, at the corporate trust office of the paying agent and issuing agent for the Notes or at such other office we may designate.

Redemption and Repayment	Unless otherwise specified in the applicable pricing supplement, the Notes will not be redeemable at our option or repayable at the option of the holder prior to the maturity date. The Notes will not be subject to any sinking fund.

Survivor’s Option	Unless otherwise specified in the applicable pricing supplement, a Note will be subject to repayment prior to maturity following the death of a beneficial owner of the Note, if requested, so long as the Note was acquired by the deceased beneficial owner at least six months prior to the request for repayment, such request for repayment is made by a person having authority to act on behalf of the deceased owner’s estate and the option is exercised by or on behalf of the person having such authority within one year of the date of death of the deceased beneficial owner. The right to require repayment in these circumstances is referred to as the “Survivor’s Option.” This option is subject to limits set by us, both individually with respect to a beneficial owner of a Note and on an aggregate basis with respect to all beneficial owners of Notes, on the dollar amount that may be exercised in any calendar year.

Sale and Clearance	We will sell Notes in the United States only. Notes will be issued in book-entry form through the facilities of The Depository Trust Company (“DTC”).

Trustee	U.S. Bank National Association.

RISK FACTORS

An investment in the Notes involves risks. Before making an investment decision, you should carefully consider the risks and uncertainties described in this prospectus supplement, the accompanying prospectus and any related pricing supplement, including the risk factors set forth in the documents and reports filed with the SEC that are incorporated by reference in this prospectus supplement, the accompanying prospectus and the related pricing supplement. Our business, financial condition, operating results and cash flows can be impacted by these factors, any one of which could cause our actual results to vary materially from recent results or from our anticipated future results.

We cannot assure you that a trading market for the Notes will ever develop or be maintained.

There currently is no secondary market in which the Notes can be resold, and there can be no assurance that a secondary market will ever develop or be maintained. If a secondary market does develop, there can be no assurance that it will continue or that it will be sufficiently liquid to allow you to resell your Notes if or when you want to or at a price that you consider acceptable. The Notes are not listed on any securities exchange, and we do not intend to list the Notes on any securities exchange. In evaluating the Notes, you should assume that you will be holding the Notes until their maturity.

If you try to sell the Notes before they mature, the market value, if any, may be less than the principal amount of the Notes.

Unlike savings accounts, certificates of deposit and other similar investment products, the Survivor’s Option may be the only way that you can require us to repay the Notes before their scheduled maturity date. If you try to sell your Notes prior to maturity, there may be a very limited market for the Notes, or no market at all. Even if you are able to sell your Notes, there are many factors that may affect the market value of the Notes. Some of these factors, but not all, are mentioned below. Some of these factors are interrelated. As a result, the effect of any one factor may be offset or magnified by the effect of another factor. These factors include, without limitation:

•	the method of calculating the principal, premium (if any), interest or any other amounts payable on the Notes;

•	the time remaining to the maturity of the Notes;

•	the outstanding principal amount of the Notes;

•	the redemption or repayment features, if any, of the Notes;

•	rates of interest prevailing in the markets that may be higher than rates borne by the Notes;

•	the level, direction and volatility of interest rates generally and other conditions in credit markets;

•	the credit ratings assigned to us or the Notes; and

•	our perceived creditworthiness, which may be impacted by our financial condition or results of operations.

There may be a limited number of buyers, or no buyers at all, when you decide you would like to sell your Notes. This can affect the price you receive for your Notes or your ability to sell your Notes at all.

If we redeem the Notes, you may not be able to reinvest the redemption proceeds and obtain an equal effective interest rate.

If your Notes are redeemable at our option, we may choose to redeem your Notes from time to time. Prevailing interest rates at the time we redeem your Notes may be lower than the rate borne by the Notes as of their original issue date. In such a case you would not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the Notes being redeemed. Our redemption right also may adversely impact your ability to sell your Notes as the redemption date approaches.

Any Survivor’s Option may be limited in amount and time.

We may choose to limit the aggregate principal amount of Notes that may be redeemed under the Survivor’s Option in any calendar year to the greater of (i) $2,000,000 or (ii) 2% of the aggregate principal amount of all Notes outstanding as of the end of the most recent calendar year. This limit is described in detail under the heading “Description of Notes—Repayment upon Exercise of Survivor’s Option; Repurchases by Verizon.” We also may limit to $250,000 the aggregate principal amount of Notes subject to the Survivor’s Option that may be exercised in any calendar year on behalf of any one deceased owner of beneficial interests in one or more tranches of Notes. Accordingly, no assurance can be given that exercise of the Survivor’s Option for the desired amount will be permitted in any single calendar year. Furthermore, a Survivor’s Option may not be exercised until at least six months after the date the Note was acquired by its deceased beneficial owner.

Any credit ratings assigned to the Notes may not reflect all risks affecting the market value of the Notes.

Any credit ratings assigned to the Notes reflect the rating agencies’ opinion of our ability to make payments on the Notes when such payments are due. Actual or anticipated changes in the credit ratings assigned to the Notes will generally affect the trading value of your Notes. The credit ratings assigned to the Notes, however, may not reflect the impact of fluctuations in the market value of the Notes that may result from changes in prevailing interest rates, our credit spreads or other factors.

Floating rate notes have risks that conventional fixed rate notes do not.

Because the interest rate of floating rate notes may be based on LIBOR or such other interest rate basis or interest rate formula as specified in the applicable pricing supplement, floating rate notes will be subject to significant risks not associated with conventional fixed rate notes. These risks include fluctuation of the interest rates and the possibility that you will receive a lower amount of interest in the future as a result of such fluctuations. We have no control over various factors that are important in determining the existence, magnitude and longevity of these risks, including economic, financial and political events. In recent years, interest rates have been volatile, and volatility may be expected in the future.

Our floating rate notes may be linked to LIBOR, which if permanently discontinued could adversely affect the value of and return on such notes.

Certain base rates, including the London Interbank Offered Rate (“LIBOR”), are deemed to be “benchmarks” and are the subject of ongoing national and international regulatory scrutiny and reform. These reforms may cause LIBOR to be permanently discontinued and may have other consequences that cannot be predicted, which may adversely affect the value of and return on any floating rate notes that refer to LIBOR to calculate interest.

To the extent interest payments on any series of floating rate notes refer to LIBOR to calculate interest, and LIBOR is permanently discontinued, the Alternative Rate (as defined in “Description of Notes—Interest—Floating Rate Notes—Calculation of Interest”) will be determined using the alternative methods described in “Description of Notes—Interest—Floating Rate Notes—Calculation of Interest.” Any of these alternative methods may result in interest payments that are different than or that do not otherwise correlate over time with the payments that would have been made on those floating rate notes if LIBOR was available in its current form. The interests of the calculation agent or us in making determinations in connection with an Alternative Rate may be adverse to your interests as a holder of the floating rate notes. The selection of the Alternative Rate for any floating rate notes could result in adverse consequences to the applicable interest rate on the floating rate notes, which could adversely affect the return on, value of and market for such notes. Further, there is no assurance that the characteristics of any Alternative Rate will be similar to LIBOR or that any Alternative Rate will produce the economic equivalent of LIBOR.

Any of the foregoing may have an adverse effect on the value of such floating rate notes, and may cause adverse U.S. federal income tax consequences for holders of such floating rate notes.

The interest rate paid on the Notes may not bear any relation to the investment risk.

The interest rate on the Notes does not necessarily bear any relation to the risks associated with or change in the creditworthiness, credit rating or financial condition of Verizon.

DESCRIPTION OF NOTES

The following summary of certain terms of the Notes is not complete. For additional terms of your Notes, you should also read the pricing supplement that applies to them, the accompanying prospectus and the indenture under which the Notes are issued. The following description of the Notes supplements and, where the descriptions are inconsistent, replaces the description of the general terms and provisions of the debt securities that is found under the heading “Description of the Debt Securities” in the accompanying prospectus. The following descriptions will apply to each Note unless otherwise specified in the applicable pricing supplement. For purposes of this section, “Note” refers to a tranche of Notes.

General

Our Notes being offered by this prospectus supplement and the accompanying prospectus and any pricing supplement will be issued under an indenture, dated as of December 1, 2000 (the “Indenture”), between us and U.S. Bank National Association (as successor to Wachovia Bank, National Association, formerly known as First Union National Bank), as trustee (the “Trustee”), as amended and supplemented from time to time, which is more fully described in the accompanying prospectus. The Indenture does not limit the aggregate amount of debt securities that may be issued under it and provides that the debt securities may be issued under it from time to time in one or more series. The following statements are summaries of the material provisions of the Indenture and the Notes. These summaries do not purport to be complete and are qualified in their entirety by reference to the Indenture, including for the definitions of certain terms. The Notes, taken together, constitute a single series of debt securities for purposes of the Indenture, and we have not specified a limit as to the aggregate principal amount of Notes that we may issue.

The Notes are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other U.S. or foreign governmental agency or instrumentality.

We may issue Notes that bear interest at a fixed rate described in the applicable pricing supplement. We refer to these Notes as “fixed rate notes.” We may issue Notes that bear interest at a floating rate of interest determined by reference to one or more interest rate bases, or by reference to one or more interest rate formulae, described in the applicable pricing supplement. We refer to these Notes as “floating rate notes.” In some cases, the interest rate of a floating rate note also may be adjusted by adding or subtracting a spread or by multiplying the interest rate by a spread multiplier. As further described below, a floating rate note also may be subject to a maximum interest rate limit, or ceiling, and/or a minimum interest rate limit, or floor, on the interest that may accrue during any interest period (as defined below).

Unless a different party is identified in the applicable pricing supplement, U.S. Bank National Association will be the calculation agent. The calculation agent will be responsible for calculating the interest rate, reference rates, principal, premium, if any, interest or other amounts payable, if any, applicable to the floating rate notes, as the case may be, and for certain other related matters. The calculation agent, at the request of the holder of any floating rate note, will provide the interest rate then in effect and, if already determined, the interest rate that is to take effect on the next Interest Reset Date, as described below, for the floating rate note. We may replace any calculation agent or elect to act as the calculation agent for some or all of the Notes, and the calculation agent also may resign.

Notes issued in accordance with this prospectus supplement, the accompanying prospectus, the applicable pricing supplement and any other written communication from us or the Purchasing Agent will have the following general characteristics:

•	the Notes will be our unsecured and unsubordinated obligations and will rank equally with all of our other unsecured, unsubordinated indebtedness from time to time outstanding;

•	the Notes will not be subject to any sinking fund;

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the Notes may be offered from time to time by us through the Purchasing Agent and the Selling Group and each Note will mature on a day that is at least nine months or more from its date of original issuance;

•	each Note will bear interest from its issue date at a fixed or a floating rate; and

•	unless otherwise specified in the applicable pricing supplement, the Notes may be issued and held in denominations of $1,000 and integral multiples of $1,000 in excess thereof.

In addition, the pricing supplement relating to each offering of Notes will describe specific terms of the Notes, including:

•	the price, which may be expressed as a percentage of the aggregate principal amount of the Note, at which the Note will be issued to the public;

•	the date on which the Note will be issued to the public;

•	the maturity date of the Note;

•	whether the Note is a fixed rate note or a floating rate note;

•	if the Note is a fixed rate note, the rate per year at which the Note will bear interest;

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if the Note is a floating rate note, the method of determining and paying interest, including any interest rate basis or bases other than LIBOR, any initial interest rate, any Interest Reset Dates, any maximum or minimum interest rate, and any applicable spread or spread multiplier;

•	the interest payment frequency and any Interest Payment Dates (as defined below);

•	the purchase price, Purchasing Agent’s discount and net proceeds to us;

•	whether the Survivor’s Option is applicable;

•	if the Note may be redeemed at our option or may be required to be repaid by us at the option of the holder prior to its maturity date, and the provisions relating to any such redemption or repayment;

•	if we decide to list any Note on a securities exchange, the name of such exchange;

•	any special U.S. federal income tax consequences of the purchase, ownership and disposition of the Note; and

•	any other material terms of the Note, which in no event shall be inconsistent with the Indenture.

We may at any time purchase Notes at any price or prices, in the open market or otherwise. Notes so purchased by us may, at our discretion, be held, resold or surrendered to the Trustee for cancellation.

Maturity

Each Note will mature on any day nine months or more from its date of issue (the “Stated Maturity Date”), as specified in the applicable pricing supplement, unless the principal of the Note (or any installment of principal) becomes due and payable prior to the Stated Maturity Date, whether by the declaration of acceleration of maturity, notice of redemption at our option, notice of election to exercise the Survivor’s Option or otherwise. (the Stated Maturity Date or any date prior to the Stated Maturity Date on which a particular Note becomes due and payable is referred to as the “Maturity Date” with respect to the principal of the particular Note repayable on that date).

Payments of Principal and Interest

Principal of and interest on the Notes will be paid to owners of a beneficial interest in the Notes in accordance with the arrangements then in place between the paying agent and DTC and its participants as described under “Registration and Settlement.” Payments in respect of any Notes in certificated form will be made as described under “Description of Debt Securities—Book-Entry Only Form” in the accompanying prospectus.

In accordance with the terms of the applicable pricing supplement and as described under “—Interest,” interest on each Note will be payable either monthly, quarterly, semi-annually or annually on each Interest Payment Date and on the Stated Maturity Date or the date of earlier redemption or repayment (if the Note is redeemed or repaid prior to the Stated Maturity Date). Interest is payable to the person in whose name a Note is registered at the close of business on the regular record date before each Interest Payment Date. Interest payable at the Stated Maturity Date, on a date of earlier redemption or repayment or in connection with the exercise of a Survivor’s Option is payable to the person to whom principal is payable.

We will irrevocably deposit with the paying agent no later than 1:00 p.m., New York time, on each Interest Payment Date, Stated Maturity Date or the date of earlier redemption or repayment (if the Notes are to be redeemed or repaid prior to the Stated Maturity Date), and the paying agent will deliver to DTC, funds sufficient to make payments of the amount payable in respect of the Notes on such date. We will give DTC irrevocable instructions and authority to pay such amount to the holders of the Notes entitled thereto.

In the event that any Interest Payment Date, Stated Maturity Date or date of earlier redemption or repayment for any fixed rate note is not a Business Day (as defined below), principal and/or interest on such fixed rate note will be paid on the next succeeding Business Day; however, we will not pay any additional interest due to the delay in payment. If an Interest Payment Date, Stated Maturity Date or date of earlier redemption or repayment for any floating rate note based on LIBOR falls on a day that is not a Business Day, it will be postponed to the following Business Day and no additional interest will accrue as a result of the delay in payment, except that if that Business Day would fall in the next calendar month, the Interest Payment Date, Stated Maturity Date or date of earlier redemption or repayment will be the immediately preceding Business Day.

Unless we specify otherwise in the applicable pricing supplement, “Business Day” means any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York. With respect to Notes as to which LIBOR is an applicable interest rate basis, the day also must be a London Business Day in order to be a Business Day. “London Business Day” means a day on which commercial banks are open for business (including dealings in U.S. dollars) in London.

Any tax, assessment or governmental charge imposed upon payments, including, without limitation, any withholding tax, is the responsibility of the holders of a beneficial interest in the Notes in respect of which such payments are made.

Interest

Each Note will bear interest from its date of issue at the rate per annum in the case of a fixed rate note, or pursuant to the interest rate formula in the case of a floating rate note, in each case as stated in the applicable pricing supplement, until the principal of the Note is paid or made available for payment. The applicable pricing supplement will specify the interest rate or interest rate formula applicable to each Note and the frequency with which interest is payable.

Unless otherwise specified in the applicable pricing supplement, each interest payment on a Note will include interest accrued from, and including, its date of issue or the last Interest Payment Date to which interest has been paid or duly provided for, as the case may be, to, but excluding, the applicable Interest Payment Date or the Maturity Date, as the case may be (each such time period an “interest period”).

Unless otherwise stated in the applicable pricing supplement, interest on a Note will be payable beginning on the first Interest Payment Date after its date of issue to holders of record on the corresponding regular record date. However, if the original issue date of a Note is between a regular record date and the corresponding Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding regular record date. Unless otherwise specified in the applicable pricing supplement, the regular record date for any Interest Payment Date will be the first day of the calendar month in which the Interest Payment Date occurs (whether or not a Business Day), except that the regular record date for interest due on the Stated Maturity Date or date of earlier redemption or repayment will be that particular date.

Interest rates that we offer on the Notes will vary depending upon, among other factors, the aggregate principal amount of Notes purchased in any single transaction. Notes with different variable terms other than interest rates also may be offered at the same time to different investors. We may change interest rates and other terms of the Notes from time to time, but no change of terms will affect any Note we have previously issued or as to which we have accepted an offer to purchase.

The “Interest Payment Date” for each Note with the stated interest payment frequencies will be as follows unless the applicable pricing supplement provides otherwise:

Interest Payment Frequency	Interest Payment Dates
Monthly	Fifteenth day of each calendar month, beginning in the calendar month immediately following the month the Note was issued.

Quarterly	Fifteenth day of every third month, beginning in the third calendar month following the month the Note was issued.

Semiannual	Fifteenth day of every sixth month, beginning in the sixth calendar month following the month the Note was issued.

Annual	Fifteenth day of every twelfth month, beginning in the twelfth calendar month following the month the Note was issued.

Notes may be offered that switch from a fixed rate to a floating rate or from a floating rate to a fixed rate during the term of the Notes.

Fixed Rate Notes

Each fixed rate note will bear interest at a fixed interest rate per annum. Unless otherwise specified in the applicable pricing supplement, the interest on fixed rate notes will be computed on the basis of a 360-day year of twelve 30-day months and, in the case of an incomplete month, the number of days elapsed calculated on the basis of a 30-day month.

Floating Rate Notes

Unless otherwise specified in the applicable pricing supplement, the interest rate on each floating rate note will be calculated by reference to LIBOR. The pricing supplement will indicate any spread that will be added to or subtracted from (or that will be applied as a multiplier to) LIBOR to determine the interest rate. If you purchase floating rate notes, the applicable pricing supplement will specify whether a spread or spread multiplier will apply to your Notes and, if so, the amount of the applicable spread or spread multiplier and any increases or decreases in the spread or spread multiplier during the term of your Notes. The actual interest rate, after being adjusted by the spread or spread multiplier, may also have either or both of the following: (i) a ceiling on the rate at which interest may accrue during any interest period (a “Maximum Interest Rate”), and/or (ii) a floor on the rate at which interest may accrue during any interest period (a “Minimum Interest Rate”). If you purchase floating rate notes, the applicable pricing supplement will specify whether a Maximum Interest Rate and/or Minimum Interest Rate will apply to your Notes and, if so, what those rates are. In addition to any Maximum Interest Rate limitation, the interest rate on the floating rate notes will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law for general application. Under current New York law, the maximum rate of interest that may be charged is 25% per annum on a simple interest basis, but that limit does not apply to floating rate notes in which $2,500,000 or more has been invested.

A floating rate note will have a specified “Interest Reset Date” and “Interest Determination Date” associated with it. An Interest Reset Date is the date on which the interest rate on a floating rate note changes, which change may occur on each Interest Payment Date or as otherwise specified in the applicable pricing supplement. An Interest Determination Date is the date as of which the new interest rate is determined.

Interest Reset Date. Except as otherwise specified in the applicable pricing supplement, the rate of interest on a floating rate note will be reset by the calculation agent on each Interest Payment Date. The applicable pricing supplement will describe the initial interest rate and/or interest rate formula for each Note. That rate will be effective until the following Interest Reset Date. Thereafter, the interest rate will be the rate determined as of each Interest Determination Date. Each time a new interest rate is determined, it becomes effective on the next Interest Reset Date. If any Interest Reset Date is not a Business Day, then the Interest Reset Date will be postponed to the next Business Day, except if the next Business Day is in the next calendar month, the Interest Reset Date will be the immediately preceding Business Day.

Interest Determination Date. Except as otherwise specified in the applicable pricing supplement, the Interest Determination Date relating to a particular Interest Reset Date will be the second London Business Day preceding the Interest Reset Date.

Index Maturity. The applicable pricing supplement will specify an “Index Maturity” for the Notes, which is the period to maturity of the instrument or obligation on which the floating interest rate formula is based (e.g., “Three Month LIBOR”).

Payment of Interest. Payments of interest on floating rate notes will be paid on the Interest Payment Dates and on the Stated Maturity Date or, if applicable, the earlier date of redemption or repayment.

The amount of accrued interest that we will pay for any interest period can be calculated by multiplying the face amount of the floating rate note by an accrued interest factor. This accrued interest factor will be computed by adding the interest factor calculated for each day from, and including, the date of issuance, or from, and including, the last Interest Payment Date to which interest has been paid or duly provided for, to, but excluding, the date for which accrued interest is being calculated. For floating rate notes based on LIBOR, unless otherwise specified in the applicable pricing supplement, the interest factor for each day is computed by dividing the interest rate applicable to that day by 360.

All dollar amounts used in or resulting from any calculation on floating rate notes will be rounded to the nearest cent, with one-half cent being rounded upward. Unless we specify otherwise in the applicable pricing supplement, all percentages resulting from any calculation with respect to a floating rate note will be rounded, if necessary, to the nearest one hundred-thousandth of a percent, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)).

Calculation of Interest. Unless otherwise specified in the applicable pricing supplement, “LIBOR” will be determined by the calculation agent in accordance with the following provisions:

(1) With respect to any Interest Determination Date, LIBOR will be the rate for deposits in U.S. dollars having the Index Maturity specified in the applicable pricing supplement as such rate appears on the Reuters Screen LIBOR01 Page as of 11:00 a.m., London time, on that Interest Determination Date. If no such rate appears, then LIBOR, in respect to that Interest Determination Date, will be determined in accordance with the provisions described in clauses (2) and (3) below.

(2) With respect to an Interest Determination Date on which no rate appears on the Reuters Screen LIBOR01 Page, as specified in clause (1) above, unless clause (3) below applies, the calculation agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the calculation agent, to provide the calculation agent with its offered quotation for deposits in U.S. dollars for the period of the Index Maturity specified in the applicable pricing supplement, commencing on the first day of the applicable interest period, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that Interest Determination Date and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If at least two quotations are provided, then LIBOR on that Interest Determination Date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, then LIBOR on the Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., in The City of New York, on the Interest Determination Date by three major banks in The City of New York selected by the calculation agent for loans in U.S. dollars to leading European banks, having the Index Maturity specified in the applicable pricing supplement and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time; provided, however, that if the banks selected by the calculation agent are not providing quotations in the manner described in this sentence, LIBOR determined as of that Interest Determination Date will be LIBOR in effect on that Interest Determination Date.

(3) Notwithstanding clause (2) above, if we, in our sole discretion, or the calculation agent determine that LIBOR has been permanently discontinued and we or the calculation agent have notified the other of such determination, the calculation agent will use, upon consultation with us, as a substitute for LIBOR (the “Alternative Rate”) for each Interest Determination Date thereafter, the reference rate selected as an alternative to LIBOR by the central bank, reserve bank, monetary authority or any similar institution (including any committee or working group thereof) that is consistent with accepted market practice regarding the selection and use of a substitute for LIBOR. As part of such substitution, the calculation agent will, after consultation with us, make such adjustments (“Adjustments”) to the Alternative Rate or the spread thereon, as well as the business day convention, interest determination dates and related provisions and definitions, in each case that are consistent with accepted market practice for the use of such Alternative Rate for floating rate notes whose interest rate is calculated by reference to LIBOR. If the calculation agent determines, following consultation with us, that there is no clear market consensus as to whether any rate has replaced LIBOR in customary market usage, (a) the calculation agent shall have the right to resign as calculation agent in respect of such floating rate notes and (b) we will appoint, in our sole discretion, a new calculation agent to replace the calculation agent, solely in its role as calculation agent in respect of such floating rate notes, determine the Alternative Rate and make any Adjustments thereto, and the determinations of such calculation agent will be binding on us, the trustee and the holder of such floating rate notes. If, however, the calculation agent or any subsequent calculation agent determines that LIBOR has been discontinued, but for any reason an Alternative Rate has not been determined, LIBOR will be equal to such rate on the interest determination date when LIBOR was last available on the Reuters Screen LIBOR01 Page, as determined by the calculation agent or any subsequent calculation agent.

The “Reuters Screen LIBOR01 Page” means the display designated on page “LIBOR01” on Reuters (or such other page as may replace the LIBOR01 page on that service or any successor service for the purpose of displaying London interbank offered rates for United States dollar deposits of major banks).

Redemption and Repayment

Unless we otherwise provide in the applicable pricing supplement, a Note will not be redeemable or repayable prior to its Stated Maturity Date.

If the applicable pricing supplement states that the Notes will be redeemable at our option prior to its Stated Maturity Date, then on such date or dates specified in the pricing supplement, we may redeem those Notes at our option either in whole or from time to time in part, upon not less than 10 nor more than 60 days’ written notice to the holders of those Notes.

If the applicable pricing supplement states that the Notes will be repayable at your option prior to its Stated Maturity Date, we will require receipt of notice of the request for repayment at least 30 but not more than 60 days prior to the date or dates for repayment as specified in such pricing supplement. We also must receive the completed form entitled “Option to Elect Repayment.” Exercise of the repayment option by the holder of a Note is irrevocable. In addition, we will not permit you to exercise the repayment option except in principal amounts of $1,000 and integral multiples of $1,000 in excess thereof.

Since the Notes will be represented by a master note (“Master Note”), DTC or its nominee will be treated as the holder of the Notes; therefore DTC or its nominee will be the only entity that may receive notices of redemption of Notes from us, in the case of our redemption of Notes, and will be the only entity that can exercise the right to repayment of Notes, in the case of optional repayment. See “Registration and Settlement.”

To ensure that DTC or its nominee will timely exercise a right to repayment with respect to a particular beneficial interest in a Note, the beneficial owner of the interest in that Note must instruct the broker or other direct or indirect participant through which it holds the beneficial interest to notify DTC or its nominee of its desire to exercise a right to repayment. Because different firms have different cut-off times for accepting instructions from their customers, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a Note to determine the cut-off time by which the instruction must be given for timely notice to be delivered to DTC or its nominee. Conveyance of notices and other communications by DTC or its nominee to participants, by participants to indirect participants and by participants and indirect participants to beneficial owners of the Notes will be governed by agreements among them and any applicable statutory or regulatory requirements.

The actual redemption or repayment normally will occur on the Interest Payment Date or dates following receipt of a valid notice. Unless otherwise specified in the applicable pricing supplement, the redemption or repayment price will equal 100% of the principal amount of the Note plus accrued interest to the date or dates of redemption or repayment.

We may at any time purchase Notes at any price or prices in the open market or otherwise. We also may purchase Notes otherwise tendered for repayment by a holder, or a holder’s duly authorized representative pursuant to the Survivor’s Option described in the next paragraph, at the price set forth in the second succeeding paragraph. If we purchase the Notes in this manner, we have the discretion to hold, resell or surrender the Notes to the Trustee for cancellation.

Repayment upon Exercise of Survivor’s Option; Repurchases by Verizon

Unless otherwise specified in the applicable pricing supplement, the estate of the deceased beneficial owner of a Note will be eligible to exercise a Survivor’s Option. A “Survivor’s Option” is our agreement with the beneficial owner of a Note to repurchase that Note, in whole or in part, prior to maturity if requested by the estate of the deceased beneficial owner. A Survivor’s Option can only be exercised if the Note was acquired by the deceased beneficial owner at least six months prior to the request for repayment.

If a Survivor’s Option is exercised, we will repay the related Note if it is properly tendered for repayment by or on behalf of the person that has authority to act on behalf of the estate of the deceased beneficial owner of that Note under the laws of the relevant jurisdiction. Such repayment will be at a price equal to 100% of the portion of the unpaid principal amount of the Note to be repaid, together with unpaid interest accrued thereon to the date of repayment.

Depending on market conditions, including changes in interest rates, and our creditworthiness, the secondary market value of the Notes may be greater than the repayment amount pursuant to the Survivor’s Option. Accordingly, the authorized representative should contact his or her broker to determine the secondary market price of the Notes and should carefully consider whether to sell the Notes to such broker or another market participant rather than requesting repayment of the Notes at the repayment price pursuant to a Survivor’s Option.

We have the discretionary right to limit the aggregate principal amount of Notes subject to a Survivor’s Option that may be exercised in any calendar year (the “Annual Option Limitation”) by all beneficial owners of Notes to an amount equal to the greater of (i) $2,000,000 or (ii) 2% of the aggregate principal amount of all Notes outstanding as of the end of the most recently completed calendar year. We also have the discretionary right to limit the aggregate principal amount of Notes subject to a Survivor’s Option that may be exercised in any calendar year on behalf of any individual deceased beneficial owner of one or more Notes to $250,000 (the “Individual Option Limitation”). In addition, we will not permit the exercise of a Survivor’s Option for an amount that is less than $1,000 or is not an integral multiple of $1,000 in excess thereof or that will result in a Note with a principal amount of less than $1,000 to remain outstanding, unless otherwise specified in the applicable pricing supplement.

Except in the case when the Annual Option Limitation or the Individual Option Limitation has been reached, an otherwise valid election to exercise the Survivor’s Option may not be withdrawn and, after such exercise, the Notes with respect to which the Survivor’s Option has been exercised may not be transferred prior to repayment by us. Each election to exercise a Survivor’s Option will be accepted in the order received by the Trustee, except for any Note the acceptance of which would contravene the Annual Option Limitation or the Individual Option Limitation. Notes accepted for repayment under the Survivor’s Option will be repaid no later than the first Interest Payment Date that occurs 20 or more calendar days after the date of the acceptance. Each Note validly submitted for repayment that is not accepted in any calendar year due to the application of the Annual Option Limitation or the Individual Option Limitation will be deemed to be tendered on the first day of the following calendar year in the order in which all such Notes were originally tendered, and unless the election to exercise the Survivor’s Option is withdrawn, may not be traded by the registered holder after such election is made. If a Note submitted for repayment pursuant to a valid election of the Survivor’s Option is not accepted, the Trustee will deliver a written notice by first-class mail to the registered holder, at the most recent address given in the Security Register (as defined in the Indenture), that states the reason that particular Note has not been accepted for repayment; in such an event, the registered holder will have the option to withdraw its election to exercise the Survivor’s Option, provided that the election is withdrawn prior to the first day of the following calendar year.

To be valid, within one year of the date of death of the deceased beneficial owner, the Survivor’s Option must be exercised by or on behalf of the person who has authority to act on behalf of the estate of the deceased beneficial owner of the Note or the surviving joint owner of the Note with the deceased beneficial owner (including, without limitation, the personal representative or executor of the estate of the deceased beneficial owner or the surviving joint owner of the Note with the deceased beneficial owner) under the laws of the applicable jurisdiction.

With respect to Notes represented by the Master Note, DTC or its nominee will be treated as the registered holder of the Notes and will be the only entity that can exercise the Survivor’s Option for such Notes. To obtain repayment through the exercise of the Survivor’s Option for these Notes, an authorized representative of a deceased beneficial owner’s estate must provide the following items to the DTC participant (“Participant”) through which the related beneficial interest is owned:

•	a written instruction to such Participant to notify DTC of the authorized person’s desire to obtain repayment pursuant to exercise of the Survivor’s Option;

•

appropriate evidence satisfactory to us and the Trustee that (a) the deceased was the beneficial owner of the Note at the time of death and the deceased beneficial owner acquired his or her interest in the Note at least six months prior to the request for repayment, (b) the death of the beneficial owner has occurred and (c) the person has authority to act on behalf of the deceased beneficial owner’s estate;

•

if the beneficial interest in the related Note is held by a nominee of the deceased beneficial owner (for example, through a brokerage account), a certificate satisfactory to us and the Trustee from the nominee attesting to the deceased owner’s ownership of a beneficial interest in such Note;

•

a written request for repayment signed by the authorized representative of the deceased beneficial owner’s estate with signature guaranteed by a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or a commercial bank or trust company having an office or correspondent in the United States;

•	if applicable, a properly executed assignment or endorsement;

•

tax waivers and any other instruments or documents reasonably required by us or the Trustee in order to establish the validity of the ownership of the beneficial interest in the related Note and the claimant’s entitlement to payment; and

•	any additional information reasonably required by us or the Trustee to document the beneficial ownership or authority to exercise the Survivor’s Option and to cause the repayment of the related Note.

In turn, the applicable Participant will deliver each of these items to the Trustee, together with evidence satisfactory to us and the Trustee from the Participant stating that it represents the deceased owner of the beneficial interest in the related Note.

The form to be used to exercise the Survivor’s Option is attached as Annex A to this prospectus supplement.

We retain the discretionary right to limit the aggregate principal amount of Notes subject to a Survivor’s Option that may be exercised in any one calendar year, as described above. All other questions regarding the eligibility or validity of any exercise of the Survivor’s Option will be determined by us, in our sole discretion, and this determination will be final and binding on all parties.

The death of a person beneficially owning a Note in joint tenancy or tenancy by the entirety with another or others will be deemed the death of the beneficial owner of that Note, and the entire principal amount of the Note so owned will be subject to repayment upon exercise of a Survivor’s Option with respect thereto as described above.

The death of a person owning a Note by tenancy in common will be deemed the death of a beneficial owner of that Note only with respect to the deceased’s interest in that Note. However, if a Note is held by husband and wife as tenants in common, the death of either spouse will be deemed the death of the beneficial owner of that Note, and the entire principal amount of the Note so owned will be subject to repayment upon exercise of a Survivor’s Option with respect thereto as described above.

Notes beneficially owned by a trust will be regarded as beneficially owned by each beneficiary of the trust to the extent of that beneficiary’s interest in the trust. The death of a beneficiary of a trust will be deemed the death of the beneficial owner of the Notes beneficially owned by the trust to the extent of that beneficiary’s interest in the trust. The death of an individual who was a tenant by the entirety or joint tenant in a tenancy which is the beneficiary of a trust will be deemed the death of the beneficiary of the trust. The death of an individual who was a tenant in common in a tenancy which is the beneficiary of a trust will be deemed the death of the beneficiary of the trust only with respect to the deceased holder’s beneficial interest in the Note, unless a husband and wife are the tenants in common, in which case the death of either will be deemed the death of the beneficiary of the trust.

The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial interests of ownership of a Note will be deemed the death of the owner of that Note if the beneficial interest can be established to the satisfaction of Verizon and the Trustee. The beneficial interest will be deemed to exist in typical cases of nominee ownership, ownership under the Uniform Transfers or Gifts to Minors Acts, community property or other joint ownership arrangements between a husband and wife and custodial and trust arrangements where one person has substantially all of the beneficial interests of ownership in a Note during his or her lifetime.

The applicable Participant will be responsible for disbursing payments received from the Trustee to the authorized representative of the deceased beneficial owner’s estate.

If applicable, we will comply with the requirements of Section 14(e) of the Exchange Act, and the rules promulgated under it, and any other securities laws or regulations in connection with any repayment of Notes at the option of the registered holders thereof.

Additional Information

See “Description of the Debt Securities” in the accompanying prospectus for additional important information about the Notes. That information includes:

•	additional information about the terms of the Notes;

•	general information about the Indenture and the Trustee;

•	a description of certain restrictions; and

•	a description of events of default under the Indenture.

Clearance and Settlement

Unless we specify otherwise in an applicable pricing supplement, the Notes will be issued only in book-entry form through the facilities of DTC and will be represented by the Master Note. The Master Note will be registered in the name of the nominee of DTC. Transfers or exchanges of the Notes may only be effected through a participating member of DTC. So long as DTC or its nominee is the registered owner of a Note, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the Note for all purposes under the Indenture. Except as set forth under “Description of the Debt Securities—Book-Entry Only Form” in the accompanying prospectus, no Note issued in book-entry form will be issuable in certificated form.

REGISTRATION AND SETTLEMENT

The Depository Trust Company

Unless we specify otherwise in an applicable pricing supplement, all of the Notes we offer will be issued in book-entry form only. This means that we will not issue certificates for Notes. Instead, we will issue a single Master Note in registered form. The Master Note will be held through DTC. Accordingly, Cede & Co., as nominee of DTC, will be the holder of record of the Notes. Each Note represents a beneficial interest in the Master Note. For purposes of this section, “Note” refers to a tranche of Notes.

Beneficial interests in a Note will be shown on, and transfers are effected through, records maintained by DTC or its Participants. In order to own a beneficial interest in a Note, you must be an institution that has an account with DTC or have a direct or indirect account with such an institution. Transfers of beneficial interests in the Notes will be accomplished by making entries in DTC Participants’ books acting on behalf of beneficial owners.

So long as DTC or its nominee is the registered owner of the Master Note, DTC or its nominee, as the case may be, will be the sole holder of the Notes represented thereby for all purposes, including payment of principal and interest, under the Indenture. Except as otherwise provided below, you will not be entitled to receive physical delivery of certificated notes (“Certificated Notes”) and will not be considered a holder for any purpose under the Indenture. Accordingly, you must rely on the procedures of DTC and the procedures of the DTC Participant through which you own your Note in order to exercise any rights of a holder of a Note under the Indenture. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. Those limits and laws may impair the ability to transfer beneficial interests in the Notes.

The Master Note representing Notes will be exchangeable for Certificated Notes in fully-registered form of like tenor and terms and of differing authorized denominations in a like aggregate principal amount only if (1) DTC notifies us that it is unwilling or unable to continue as depository; (2) DTC ceases to be a clearing agency registered under applicable law and a successor depository is not appointed by us within 90 days; or (3) we instruct the Trustee that the Master Note is exchangeable for Certificated Notes. Upon any such exchange, the Certificated Notes shall be registered in the names of the owners of beneficial interests in the Master Note representing the Notes and the appropriate reduction shall be reflected in the records evidencing the tranche of Notes held in book-entry form.

Registration and Transfer of Certificated Notes

If we ever issue Notes in certificated form, those Notes may be presented for registration of transfer or exchange and for payment at the office or agency of the Company. We have originally designated U.S. Bank National Association to act in those capacities as registrar for the Notes. The registrar will make the registration of transfer or exchange only if it is satisfied with the documents of title and identity of the person making the request. There will not be a service charge for any registration of transfer or exchange of the Notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the registration of transfer or exchange. At any time we may change registrars or approve a change in the location through which any registrar acts. We also may designate additional registrars for any Notes at any time.

We will not be required to (1) issue, register the transfer of or exchange any Note to be redeemed for a period of 15 days preceding the day of mailing of the relevant notice of redemption; or (2) register the transfer of or exchange any Note that was selected for redemption, except the unredeemed portion of any Note being redeemed in part.

U.S. FEDERAL INCOME TAXATION FOR U.S. HOLDERS

The following is a summary of material U.S. federal income tax considerations that may be relevant to a U.S. holder (as defined below) of a Note. This summary is based on laws, regulations, rulings and decisions now in effect, all of which are subject to change. This summary deals only with beneficial owners of Notes that will hold Notes as capital assets as part of the initial distribution at their issue price, and does not address particular tax considerations that may be applicable to investors that are subject to special tax rules, such as banks, tax-exempt entities, insurance companies, regulated investment companies, dealers in securities or currencies, traders in securities electing to mark to market, persons that will hold Notes as a position in a “straddle” or conversion transaction, or as part of a “synthetic security” or other integrated financial transaction, entities taxed as partnerships or the partners therein, persons subject to the alternative minimum tax, U.S. expatriates, nonresident alien individuals present in the United States for more than 182 days in a taxable year, or persons that have a “functional currency” other than the U.S. dollar.

This summary addresses only U.S. federal income tax consequences, and does not address consequences arising under state, local, foreign tax laws or the Medicare tax on net investment income. Further, because the Notes are not marketed to non-U.S. investors, this summary does not include considerations relevant for any non-U.S. investors. Investors should consult their own tax advisors in determining the tax consequences to them of holding Notes under such tax laws, as well as the application to their particular situation of the U.S. federal income tax considerations discussed below.

As used herein, a “U.S. holder” is a beneficial owner of a Note that is, for U.S. federal income tax purposes, a citizen or resident of the United States or a domestic corporation or that otherwise is subject to U.S. federal income taxation on a net income basis in respect of the Note.

This summary describes only tax considerations relating to fixed or floating rate notes issued at par or with no more than a “de minimis” amount of original issue discount (“OID”) except as discussed below with respect to short-term notes. Any special U.S. federal income tax considerations relevant to a particular issue of Notes will be provided in the applicable pricing supplement. Purchasers of such Notes should carefully examine the applicable pricing supplement and consult with their tax advisors with respect to such Notes.

Payments of Interest

Payments of interest on a Note will be taxable to a U.S. holder as ordinary interest income at the time that such payments are accrued or are received in accordance with the U.S. holder’s method of tax accounting for U.S. federal income tax purposes.

U.S. holders that use an accrual method of accounting for tax purposes (“accrual method holders”) generally are required to include certain amounts in income no later than the time such amounts are reflected on certain financial statements (the “book/tax conformity rule”). The application of the book/tax conformity rule thus may require the accrual of income earlier than would be the case under the general tax rules described below. It is not clear to what types of income the book/tax conformity rule applies, or, in some cases, how the rule is to be applied if it is applicable. Accrual method holders should consult with their tax advisors regarding the potential applicability of the book/tax conformity rule to their particular situation.

We may issue floating rate notes. Floating rate notes generally will be treated as “variable rate debt instruments” under applicable Treasury Regulations. Additional rules may apply if interest on a floating rate note is based on more than one interest index. If a floating rate note does not qualify as a “variable rate debt instrument,” the Note will be subject to special rules that govern the tax treatment of debt obligations that provide for contingent payments. A description of the tax considerations relevant to U.S. holders of any such Notes will be provided in the applicable pricing supplement.

Notes that pay interest annually that are issued between a regular record date and the corresponding interest payment date will have an initial payment period that is longer than one year. Such notes will have OID for U.S. federal income tax purposes. Certain of the Notes may also be subject to special redemption, repayment or interest rate reset features, as indicated in the applicable pricing supplement. Additional tax considerations relating to any such Notes will be set forth in the applicable pricing supplement.

Purchasers of Notes should carefully examine the applicable pricing supplement and consult their own tax advisors with respect to the Notes since the tax consequences with respect to such features will depend on the particular terms of the Notes.

Purchase, Sale, Retirement or Other Taxable Disposition of Notes

Upon the sale, exchange, retirement or other taxable disposition (including redemption) of a Note, a U.S. holder generally will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, retirement or other taxable disposition (less any accrued and unpaid interest, which will be taxable as such) and the U.S. holder’s tax basis in such Note. A U.S. holder’s tax basis in a Note generally will equal the cost of such Note to such holder.

Except as discussed below with respect to short-term notes, gain or loss recognized by a U.S. holder generally will be long-term capital gain or loss if the U.S. holder has held the Note for more than one year at the time of disposition. Long-term capital gains recognized by an individual holder generally are subject to tax at a lower rate than short-term capital gains or ordinary income. The deduction of capital losses is subject to limitations.

Short-Term Notes

Special U.S. federal income tax rules will apply to Notes with maturities of one year or less (“short-term notes”). Those rules provide that payments on a short-term note give rise to OID that is subject to special tax rules. A U.S. holder of a short-term note that uses the cash method of tax accounting and is not a bank, securities dealer, regulated investment company or common trust fund, and does not identify the short-term note as part of a hedging transaction, will generally not be required to include OID in income on a current basis. Such a U.S. holder may not be allowed to deduct all of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry such Note until the Maturity Date of the Note or its earlier disposition in a taxable transaction. In addition, the U.S. holder will be required to treat any gain realized on a sale, exchange or retirement of the Note as ordinary income to the extent such gain does not exceed the OID accrued with respect to the Note during the period the U.S. holder held the Note. Notwithstanding the foregoing, a cash-basis U.S. holder of a short-term note may elect to accrue OID into income on a current basis or to accrue the “acquisition discount” on the Note under the rules described below. If the U.S. holder elects to accrue OID or acquisition discount, the limitation on the deductibility of interest described above will not apply.

A U.S. holder using the accrual method of tax accounting and certain cash-basis U.S. holders (including banks, securities dealers, regulated investment companies and common trust funds) generally will be required to include OID on a short-term note in income on a current basis. Alternatively, a U.S. holder of a short-term note can elect to accrue the “acquisition discount,” if any, with respect to the Note on a current basis. If such an election is made, the OID rules described above will not apply to the Note. Acquisition discount is the excess of the short-term note’s stated redemption price at maturity (i.e., all amounts payable on the short-term note) over the purchase price. Acquisition discount will be treated as accruing ratably or, at the election of the U.S. holder, under a constant-yield method based on daily compounding.

Information Reporting and Backup Withholding

Information returns will be filed with the IRS in connection with payments on the Notes made to, and the proceeds of dispositions of Notes effected by, certain U.S. taxpayers. In addition, certain U.S. taxpayers may be subject to backup withholding in respect of such amounts if they do not provide their taxpayer identification numbers to the person from whom they receive payments. The amount of any backup withholding from a payment to a U.S. taxpayer will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.

PLAN OF DISTRIBUTION

Under the terms of a Selling Agent Agreement dated as of May 15, 2017, as amended from time to time, the Notes will be offered from time to time by us to the Purchasing Agent for subsequent resale to members of the Selling Group, including the Agents, who are broker-dealers and securities firms. The Purchasing Agent and the Agents are parties to that agreement. The Notes will be offered for sale in the United States only. Dealers who are members of the Selling Group have executed a Master Selected Dealer Agreement with the Purchasing Agent. We also may appoint additional agents to market and sell the Notes. Any sale of the Notes through those additional agents, however, will be on the same terms and subject to the same conditions to which the Purchasing Agent and Agents have agreed. We expect that the Purchasing Agent will generally purchase the Notes at a discount ranging from 0.300% to 3.150% of the principal amount of each Note sold. However, we also may sell the Notes to the Purchasing Agent at a discount outside the range specified above. The discount at which we sell the Notes to the Purchasing Agent will be set forth in the applicable pricing supplement. In addition, we estimate that our printing, rating agency, trustee and legal fees and other expenses, excluding underwriting discounts, that will be incurred in connection with the offer and sale of the Notes will total approximately $400,000. The Purchasing Agent also may sell Notes to dealers at a concession not in excess of the discount it received from us. In certain cases, the Purchasing Agent and the other agents and dealers may agree that the Purchasing Agent will retain the entire discount. We will disclose any particular arrangements of this nature in the applicable pricing supplement.

Following the solicitation of offers to purchase, each member of the Selling Group, severally and not jointly, may purchase Notes as principal for its own account from the Purchasing Agent. Unless otherwise set forth in the applicable pricing supplement, these Notes will be purchased by the members of the Selling Group and resold by them to one or more investors at a fixed public offering price. After the initial public offering of Notes to be resold by a member of the Selling Group to investors, the public offering price (in the case of Notes to be resold at a fixed public offering price), discount and concession may be changed.

We have the sole right to accept offers to purchase Notes and may reject any proposed offer to purchase Notes in whole or in part. Each Agent also has the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes in whole or in part. We reserve the right to withdraw, cancel or modify any offer without notice. We also may change the terms, including the interest rate we will pay on the Notes, at any time prior to our acceptance of an offer to purchase.

Each member of the Selling Group, including the Purchasing Agent, may be deemed to be an “underwriter” within the meaning of the Securities Act. We have agreed to indemnify the Purchasing Agent and the Agents against certain liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make on account of any of these liabilities. We also have agreed to reimburse the Agents for certain expenses.

No Note will have an established trading market when issued. We do not intend to apply for the listing of the Notes on any securities exchange. However, we have been advised by the members of the Selling Group that they may purchase and sell Notes in the secondary market as permitted by applicable laws and regulations. The members of the Selling Group are not obligated to make a market in the Notes, and they may discontinue making a market at any time without notice. Neither we nor the members of the Selling Group can provide any assurance regarding the development, liquidity or maintenance of any trading market for any Notes. All secondary trading in the Notes will settle in immediately available funds. See “Registration and Settlement.”

In connection with certain offerings of Notes, the rules of the SEC permit the Purchasing Agent to engage in transactions that may stabilize the price of the Notes. The Purchasing Agent will conduct these activities for the members of the Selling Group. These transactions may consist of short sales, stabilizing transactions and purchases to cover positions created by short sales. A short sale is the sale by the Purchasing Agent of a greater amount of Notes than the amount the Purchasing Agent has agreed to purchase in connection with an offering of

Notes. Stabilizing transactions consist of certain bids or purchases made by the Purchasing Agent to prevent or retard a decline in the price of the Notes while an offering of Notes is in process. In general, these purchases or bids for the Notes for the purpose of stabilization or to reduce a syndicate short position could cause the price of the Notes to be higher than it might otherwise be in the absence of those purchases or bids. Neither we nor the Purchasing Agent makes any representation or prediction as to the direction or magnitude of any effect that these transactions may have on the price of any Notes. In addition, neither we nor the Purchasing Agent makes any representation that, if commenced, these transactions will not be discontinued without notice. The Purchasing Agent is not required to engage in these activities and may end any of these activities at any time.

The members of the Selling Group to or through which we may sell Notes and their affiliates may be full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The members of the Selling Group may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In addition, certain members of the Selling Group or their affiliates may provide credit to us as lenders. If any Selling Group members or their affiliates provide credit to us, certain of those members and their affiliates routinely hedge, certain of those members are likely to hedge and certain other of those members may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these Selling Group members and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby. In the ordinary course of their various business activities, the members of the Selling Group and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve our securities or instruments. The members of the Selling Group and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

As consideration for certain services provided by MFR Securities, Inc. (“MFR”), pursuant to a fee sharing agreement, the Purchasing Agent has agreed to contribute to MFR an amount equal to 50% of the sum of its sales concessions (excluding certain concessions retained by the Purchasing Agent and shared with other Selling Group members) plus syndicate fees less an internal distribution expense and out-of-pocket expenses incurred in connection with transactions under the program.

Except for Notes sold to level-fee accounts, Notes offered to the public will be offered at the public offering price set forth in the applicable Pricing Supplement. Agents purchasing Notes on an agency basis for client accounts shall purchase Notes at the public offering price. Notes sold by the Agents for their own account may be sold at the public offering price less a discount specified in the applicable pricing supplement. Notes purchased by the Agents on behalf of level-fee accounts may be sold to such accounts at the discount to the public offering price specified in the applicable pricing supplement, in which case, such Agents will not retain any portion of the sales price as compensation.

LEGAL MATTERS

The validity of the Notes offered hereby have been passed upon for us by William L. Horton, Jr., Senior Vice President, Deputy General Counsel and Corporate Secretary of Verizon or Cleary Gottlieb Steen & Hamilton LLP. As of August 26, 2019, Mr. Horton beneficially owned 17,867 shares of Verizon common stock. Cleary Gottlieb Steen & Hamilton LLP from time to time represents us and our affiliates in connection with matters unrelated to the offering of the Notes.

The Purchasing Agent and the Agents are being represented by Milbank LLP. Milbank LLP from time to time represents Verizon and its affiliates in connection with matters unrelated to the offering of the Notes.

ANNEX A

REPAYMENT ELECTION FORM

Verizon Communications Inc.

InterNotes® Due Nine Months or More from the Date of Issue

CUSIP NUMBER

To:	U.S. Bank National Association, as Trustee

The undersigned financial institution (the “Financial Institution”) represents the following:

•

The Financial Institution has received a request for repayment from the executor or other authorized representative (the “Authorized Representative”) of the deceased beneficial owner listed below (the “Deceased Beneficial Owner”) of InterNotes® Due Nine Months or More from the Date of Issue of Verizon Communications Inc. (the “Company”) (CUSIP No.                 ) (the “Notes”).

•

At the time of his or her death, the Deceased Beneficial Owner owned Notes in the principal amount listed below, the Deceased Beneficial Owner acquired such Notes at least six months prior to such request for repayment, and the Financial Institution currently holds such Notes as a direct or indirect participant in DTC.

The Financial Institution agrees to the following terms:

•	The Financial Institution shall follow the instructions (the “Instructions”) accompanying this Repayment Election Form (the “Form”).

•

The Financial Institution shall make all records specified in the Instructions supporting the above representations available to U.S. Bank National Association (the “Trustee”) for inspection and review within five Business Days of the Trustee’s request.

•

If any of the Financial Institution, the Trustee or the Company, in its reasonable discretion, deems any of the records specified in the Instructions supporting the above representations unsatisfactory to substantiate a claim for repayment, the Financial Institution shall not be obligated to submit this Form, and the Trustee or the Company may deny repayment. If the Financial Institution cannot substantiate a claim for repayment, it shall notify the Trustee and the Company immediately.

•

Other than the limited situation involving tenders of Notes that are not accepted during one calendar year as a result of the Annual Option Limitation or the Individual Option Limitation as described in the prospectus supplement for the Notes, valid repayment elections may not otherwise be withdrawn.

•

The Financial Institution agrees to indemnify and hold harmless the Trustee and the Company against and from any and all claims, liabilities, costs, losses, expenses, suits and damages resulting from the Financial Institution’s above representations and request for repayment on behalf of the Authorized Representative.

REPAYMENT ELECTION FORM

(1) Name of Deceased Beneficial Owner

(2) Date of Death

(3) Date of acquisition of Note by Deceased Beneficial Owner

(4) Name of Authorized Representative Requesting Repayment

(5) Name of Financial Institution Requesting Repayment

(6) Signature of Representative of Financial Institution Requesting Repayment

(7) Principal Amount of Requested Repayment

(8) Date of Election

(9) Date Requested for Repayment

(10)	(11)
Financial Institution:	Wire Instruction for Repayment:
Representative Name:	Bank Name:
Phone Number:	ABA Number:
Fax Number:	Account Name:
Mailing Address (no P.O. Box):	Account Number:
Reference (Optional):

(12) Information on Holder

Name:

DTC Participant Name:

DTC Participant Number:

DTC Contact Name:

DTC Contact Phone Number:

DTC Fax Number:

DTC E-Mail Address:

Mailing Address (No P.O. Boxes):

TO BE COMPLETED BY TRUSTEE

(A) Election Number*:

(B) Delivery and Payment Date:

(C) Principal Amount:

(D) Accrued Interest:

(E) Date of Receipt of Form by the Trustee:

(F) Date of Acknowledgment by the Trustee:

*

To be assigned by the Trustee upon receipt of this Form. An acknowledgement, in the form of a copy of this document with the assigned Election Number, will be returned to the representative and location designated on line (10) above.

INSTRUCTIONS FOR COMPLETING REPAYMENT ELECTION FORM AND EXERCISING

REPAYMENT OPTION

Capitalized terms used and not defined herein have the meanings defined in the accompanying Repayment Election Form.

1. Collect and retain for a period of at least three years (1) satisfactory evidence of the authority of the Authorized Representative, (2) satisfactory evidence of death of the Deceased Beneficial Owner, (3) satisfactory evidence that the Deceased Beneficial Owner beneficially owned, at the time of his or her death, the Notes being submitted for repayment and satisfactory evidence that the Deceased Beneficial Owner acquired the Notes at least six months prior to the request for payment, and (4) any necessary tax waivers. For purposes of determining whether the Notes will be deemed beneficially owned by an individual at the time of death, the following rules shall apply:

•

Notes beneficially owned by tenants by the entirety or joint tenants will be regarded as beneficially owned by a single owner. The death of a tenant by the entirety or joint tenant will be deemed the death of the beneficial owner, and the Notes beneficially owned will become eligible for repayment. The death of a person beneficially owning a Note by tenancy in common will be deemed the death of a holder of a Note only with respect to the deceased holder’s interest in the Note so held by tenancy in common, unless a husband and wife are the tenants in common, in which case the death of either will be deemed the death of the holder of the Note, and the entire principal amount of the Note so held will be eligible for repayment.

•

Notes beneficially owned by a trust will be regarded as beneficially owned by each beneficiary of the trust to the extent of that beneficiary’s interest in the trust (however, a trust’s beneficiaries collectively cannot be beneficial owners of more Notes than are owned by the trust). The death of a beneficiary of a trust will be deemed the death of the beneficial owner of the Notes beneficially owned by the trust to the extent of that beneficiary’s interest in the trust. The death of an individual who was a tenant by the entirety or joint tenant in a tenancy which is the beneficiary of a trust will be deemed the death of the beneficiary of the trust. The death of an individual who was a tenant in common in a tenancy which is the beneficiary of a trust will be deemed the death of the beneficiary of the trust only with respect to the deceased holder’s beneficiary interest in the Note, unless a husband and wife are the tenants in common, in which case the death of either will be deemed the death of the beneficiary of the trust.

•

The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial interest in a Note will be deemed the death of the beneficial owner of that Note, regardless of the registration of ownership, if such beneficial interest can be established to the satisfaction of the Trustee and the Company. Such beneficial interest will exist in many cases of street name or nominee ownership, ownership by a trustee, ownership under the Uniform Gift to Minors Act and community property or other joint ownership arrangements between spouses. Beneficial interest will be evidenced by such factors as the power to sell or otherwise dispose of a Note, the right to receive the proceeds of sale or disposition and the right to receive interest and principal payments on a Note.

2. Indicate the name of the Deceased Beneficial Owner on line (1).

3. Indicate the date of death of the Deceased Beneficial Owner on line (2).

4. Indicate the date of the acquisition of the Note by the Deceased Beneficial Owner on line (3).

5. Indicate the name of the Authorized Representative requesting repayment on line (4)

6. Indicate the name of the Financial Institution requesting repayment on line (5).

7. Affix the authorized signature of the Financial Institution’s representative on line (6). THE SIGNATURE MUST BE MEDALLION SIGNATURE GUARANTEED.

8. Indicate the principal amount of Notes to be repaid on line (7).

9. Indicate the date this Form was completed on line (8).

10. Indicate the date of requested repayment on line (9). The date of requested repayment may not be earlier than the first Interest Payment Date to occur at least 20 calendar days after the date of the Company’s acceptance of the Notes for repayment, unless such date is not a Business Day, in which case the date of requested repayment may be no earlier than the next succeeding Business Day.

11. Indicate the name, mailing address (no P.O. boxes, please), telephone number and facsimile-transmission number of the party to whom the acknowledgment of this election may be sent on line (10).

12. Indicate the wire instruction for payment on line (11).

13. For Notes held through a brokerage account, indicate the name, DTC Participant number, phone and fax number, e-mail and mailing address of the Holder on line (12).

14. Mail or otherwise deliver an original copy of the completed Form to:

By Registered Mail, Courier or Overnight Delivery:

U.S. Bank National Association

Global Corporate Trust

Attn: Survivor Options

100 Wall Street

Suite 600

New York, NY 10005

FACSIMILE TRANSMISSIONS OF THE REPAYMENT ELECTION FORM

WILL NOT BE ACCEPTED

15. If the acknowledgement of the Trustee’s receipt of this Form, including the assigned Election Number, is not received within 10 days of the date such information is sent to the Trustee, contact the Trustee at the address given in (14) above.

For assistance with the Form or any questions relating thereto, please contact the Trustee at the address given in (14) above, email cts.survivor.options@usbank.com or call 800-934-6802.

PROSPECTUS

Verizon Communications Inc.

Common Stock

Preferred Stock

Debt Securities

Verizon Communications Inc. may offer at one or more times common stock, preferred stock and debt securities. To the extent provided in the applicable prospectus supplement, the preferred stock and the debt securities may be convertible into, or exchangeable for, shares of any class or classes of stock, or securities or property, of Verizon Communications Inc. We will provide the specific terms of any securities to be offered in a supplement to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

Verizon Communications Inc. may offer and sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. The names of any underwriters, dealers or agents involved in the sale of any securities and any applicable commissions or discounts will be set forth in the prospectus supplement covering the sales of those securities.

The common stock of Verizon Communications Inc. is listed on the New York Stock Exchange and the NASDAQ Global Select Market under the symbol “VZ.”

Investing in our securities involves risks. See the “Risk Factors” on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

September 4, 2019

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a shelf registration process. Under this shelf process, we may, from time to time, sell any combination of the common stock, preferred stock or debt securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement and, in some cases, a pricing supplement, that will contain specific information about the terms of that offering. The prospectus supplement or pricing supplement may also add, update or change information in this prospectus. The information in this prospectus is accurate as of the date of this prospectus. Please carefully read this prospectus, any prospectus supplement and any pricing supplement together with additional information described under the heading “WHERE YOU CAN FIND MORE INFORMATION.” Unless otherwise specified in this prospectus, the terms “we,” “us,” “our” and “Verizon Communications” refer to Verizon Communications Inc.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Filings that we make with the SEC also can be found on our website at http://www.verizon.com. The information contained on or accessible through our corporate website or any other website that we may maintain is not incorporated by reference herein and is not part of this prospectus or the registration statement of which this prospectus is a part.

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents we have filed with the SEC and the future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K):

•	our Annual Report on Form 10-K for the year ended December 31, 2018;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019, and June 30, 2019;

•

our Current Reports on Form 8-K filed on February 8, 2019, February 11, 2019, February 20, 2019, February 27, 2019, April  8, 2019, May 8, 2019, May  9, 2019, and August  8, 2019 (two reports), and amended Current Report on Form  8-K/A filed on February 8, 2019; and

•

the description of our Common Stock contained in the registration statement on Form 8-A filed on March 12, 2010, under Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating that description.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon such person’s written or oral request, a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may make your request by contacting us at:

Investor Relations

Verizon Communications Inc.

One Verizon Way

Basking Ridge, New Jersey 07920

Telephone: (212) 395-1525

You should rely only on the information incorporated by reference or provided in this prospectus, any supplement or any pricing supplement. We have not authorized anyone else to provide you with different information, and we take no responsibility for any information that others may give you.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contains both historical and forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. These forward-looking statements are not historical facts, but only predictions and generally can be identified by use of statements that include phrases such as “will,” “may,” “should,” “continue,” “anticipate,” “believe,” “expect,” “plan,” “appear,” “project,” “estimate,” “intend,” or other words or phrases of similar import. Similarly, statements that describe our objectives, plans or goals also are forward-looking statements. These forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Potential investors and other readers are urged to consider these risks and uncertainties carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements included in this prospectus are made only as of the date of this prospectus, and we undertake no obligation to update publicly these forward-looking statements to reflect new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events might or might not occur. We cannot assure you that projected results or events will be achieved.

VERIZON COMMUNICATIONS

Verizon Communications is a holding company that, acting through its subsidiaries, is one of the world’s leading providers of communications, information and entertainment products and services to consumers, businesses and governmental agencies. With a presence around the world, we offer voice, data and video services and solutions on our networks that are designed to meet customers’ demand for mobility, reliable network connectivity, security and control. In November 2018, we announced a strategic reorganization of our business. We transitioned to a new segment reporting structure as of April 1, 2019. Our two new reportable segments are Verizon Consumer Group and Verizon Business Group. Our Consumer segment provides consumer-focused wireless and wireline communications services and products. Our wireless services are provided across one of the most extensive wireless networks in the United States under the Verizon Wireless brand and through wholesale and other arrangements. Our wireline services are provided in nine states in the Mid-Atlantic and Northeastern United States, as well as Washington D.C., over our 100% fiber-optic network under the Fios brand and over a traditional copper-based network to customers who are not served by Fios. Our Business segment provides wireless and wireline communications services and products, video and data services, corporate networking solutions, security and managed network services, local and long distance voice services and network access to deliver various IoT services and products. We provide these products and services to businesses, government customers and wireless and wireline carriers across the U.S. and select products and services to customers around the world.We have a highly diverse workforce of approximately 135,900 employees as of June 30, 2019. We generated consolidated operating revenues of $64.2 billion for the six months ended June 30, 2019.

Our principal executive offices are located at 1095 Avenue of the Americas, New York, New York 10036, and our telephone number is (212) 395-1000.

RISK FACTORS

Your investment in any securities offered pursuant to this prospectus and any applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. You should not purchase the securities described in this prospectus unless you understand and know you can bear all the investment risks involved.

USE OF PROCEEDS

Unless otherwise provided in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities for repaying debt, making capital investments, funding working capital requirements or other general corporate purposes, including financing acquisitions and refinancing existing indebtedness.

DESCRIPTION OF CAPITAL STOCK

Authorized Capital Stock

Our restated certificate of incorporation provides authority to issue up to 6,500,000,000 shares of stock of all classes, of which 6,250,000,000 are shares of common stock, $0.10 par value per share, and 250,000,000 are shares of preferred stock, $0.10 par value per share.

Common Stock

Subject to any preferential rights of the preferred stock, holders of shares of our common stock are entitled to receive dividends on that stock out of assets legally available for distribution when, as and if authorized and declared by the board of directors and to share ratably in assets legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding-up. We may not pay any dividend or make any distribution of assets on shares of common stock until cumulative dividends on shares of preferred stock then outstanding, if any, having dividend or distribution rights senior to the common stock have been paid.

Holders of common stock are entitled to one vote per share on all matters voted on generally by the shareholders, including the election of directors. In addition, the holders of common stock possess all voting power except as otherwise required by law or except as provided for by any series of preferred stock. Our restated certificate of incorporation does not provide for cumulative voting for the election of directors.

Preferred Stock

Our board of directors is authorized at any time to provide for the issuance of all or any shares of our preferred stock in one or more classes or series, and to fix for each class or series voting powers, full or limited, or no voting powers, and distinctive designations, preferences and relative, participating, optional or other special rights and any qualifications, limitations or restrictions, as shall be stated and expressed in the resolution or resolutions adopted by the board of directors providing for the issuance of the preferred stock and to the fullest extent as may be permitted by Delaware law. This authority includes, but is not limited to, the authority to provide that any class or series be:

•	subject to redemption at a specified time or times and at a specified price or prices;

•

entitled to receive dividends (which may be cumulative or non-cumulative) at specified rates, on specified conditions and at specified times, and payable in preference to, or in relation to, the dividends payable on any other class or classes or any other series;

•	entitled to rights upon the dissolution of, or upon any distribution of the assets of, Verizon Communications; or

•

convertible into, or exchangeable for, shares of any class or classes of our stock, or our other securities or property, at a specified price or prices or at specified rates of exchange and with any specified adjustments.

As of the date of this prospectus, no shares of preferred stock are outstanding.

Preemptive Rights

No holder of any shares of any class of our stock has any preemptive or preferential right to acquire or subscribe for any unissued shares of any class of stock or any authorized securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock.

Transfer Agent and Registrar

The principal transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

DESCRIPTION OF THE DEBT SECURITIES

General

We will issue debt securities under an indenture between us and U.S. Bank National Association (as successor to Wachovia Bank, National Association, formerly known as First Union National Bank), as trustee, dated as of December 1, 2000, as amended. To the extent provided in the applicable prospectus supplement, the debt securities may be convertible into, or exchangeable for, shares of any class or classes of our stock, or our other securities or property.

We have summarized material provisions of the indenture and the debt securities below. This summary does not describe all exceptions and qualifications contained in the indenture or the debt securities. In the summary below, we have included references to article and section numbers of the indenture so that you can easily locate these provisions.

The debt securities will be unsecured and will rank equally with all of our senior unsecured debt. The indenture does not limit the amount of debt securities that may be issued, and each series of debt securities may differ as to its terms.

A supplement to the indenture, board resolution or officers’ certificate will designate the specific terms relating to any new series of debt securities. (SECTION 301) These terms will be described in a prospectus supplement and, in some cases, a pricing supplement, and will include the following:

•	title of the series;

•	total principal amount of the series;

•	maturity date or dates of the series;

•	interest rate and interest payment dates of the series;

•	any redemption dates, prices, obligations and restrictions of the series;

•

any provisions permitting the series of debt securities to be convertible into, or exchangeable for, shares of any class or classes of our stock, or our other securities or property, at a specified price or prices or at specified rates of exchange and with any specified adjustments; and

•	any other material terms of the series.

Form and Exchange

The debt securities normally will be denominated in U.S. dollars, in which case we will pay principal, interest and any premium in U.S. dollars. We may, however, denominate any series of debt securities in another currency or composite currency. In those cases, payment of principal, interest and any premium on such series would be in that currency or composite currency and not U.S. dollars.

Book-Entry Only Form

The debt securities normally will be issued in book-entry only form, which means that they will be represented by one or more permanent global securities registered in the name of The Depository Trust Company, New York, New York (“DTC”), or its nominee. We will refer to this form here and in the prospectus supplement as “book-entry only.”

In the event that debt securities are issued in book-entry only form, DTC will keep a computerized record of its participants (for example, your broker) whose clients have purchased the securities. Each participant will then keep a record of its clients who purchased the securities. A global security may not be transferred, except that DTC, its nominees and their successors may transfer an entire global security to one another.

In the case of book-entry only debt securities, we will wire principal and interest payments to DTC’s nominee. We and the trustee will treat DTC’s nominee as the owner of the global securities for all purposes. Accordingly, neither we nor the trustee will have any direct responsibility or liability to pay amounts due on the debt securities to owners of beneficial interests in the global securities.

Under book-entry only form, we will not issue physical certificates representing beneficial interests in the global securities to individual holders of the debt securities. Beneficial interests in global securities will be shown on, and transfers of global securities will be made only through, records maintained by DTC and its participants. Debt securities represented by a global security will be exchangeable for debt securities in certificated form with the same terms in authorized denominations only if:

•	DTC notifies us that it is unwilling or unable to continue as depository;

•	DTC ceases to be a clearing agency registered under applicable law and a successor depository is not appointed by us within 90 days; or

•	We instruct the trustee that the global security is exchangeable for debt securities in certificated form.

Certificated Form

Alternatively, we may issue the debt securities in certificated form registered in the name of the debt security holder. Under these circumstances, holders may receive physical certificates representing the debt securities. Debt securities in certificated form will be transferable without charge except for reimbursement of taxes, if any. We will refer to this form in the prospectus supplement as “certificated.”

Redemption Provisions, Sinking Fund and Defeasance

The prospectus supplement relating to a series of debt securities will describe the circumstances, if any, under which we may redeem such series of debt securities. If a series of debt securities is subject to a sinking fund, the prospectus supplement will describe those terms. (ARTICLES ELEVEN and TWELVE)

The indenture permits us to discharge or defease certain of our obligations on any series of debt securities at any time. We may defease such obligations relating to a series of debt securities by depositing with the trustee sufficient cash or government securities to pay all sums due on that series of debt securities. (ARTICLE FOUR)

Liens on Assets

The debt securities will not be secured. However, if at any time we mortgage, pledge or subject to any lien any of our property or assets, the indenture requires us to secure the debt securities equally and ratably with the debt or obligations secured by such mortgage, pledge or lien for as long as such debt or obligations remain secured. Exceptions to this requirement include the following:

•	purchase-money mortgages or liens;

•	liens on any property or asset that existed at the time when we acquired that property or asset;

•	any deposit or pledge to secure public or statutory obligations;

•

any deposit or pledge with any governmental agency required to qualify us to conduct any part of our business, to entitle us to maintain self-insurance or to obtain the benefits of any law relating to workmen’s compensation, unemployment insurance, old age pensions or other social security; or

•	any deposit or pledge with any court, board, commission or governmental agency as security for the proper conduct of any proceeding before it. (SECTION 1004)

The indenture does not prevent any of our affiliates from mortgaging, pledging or subjecting to any lien, any property or asset, even if the affiliate acquired that property or asset from us.

We may issue or assume an unlimited amount of debt under the indenture. As a result, the indenture does not prevent us from significantly increasing our unsecured debt levels, which may negatively affect the resale of the debt securities. (SECTION 301)

Changes to the Indenture

The indenture may be changed with the consent of holders owning more than 50% of the principal amount of the outstanding debt securities of each series affected by the change. However, we may not change your principal or interest payment terms or the percentage required to change other terms of the indenture without your consent and the consent of others similarly affected. (SECTION 902)

We may enter into supplemental indentures for other specified purposes, including the creation of any new series of debt securities, without the consent of any holder of debt securities. (SECTION 901)

Consolidation, Merger or Sale

The indenture provides that we may not merge with another company or sell, transfer or lease all or substantially all of our property to another company unless:

•	the successor corporation expressly assumes:

•	payment of principal, interest and any premium on the debt securities; and

•	performance and observance of all covenants and conditions in the indenture;

•	after giving effect to the transaction, there is no default under the indenture;

•	we have delivered to the trustee an officers’ certificate and opinion of counsel stating that such transaction complies with the conditions set forth in the indenture; and

•

if as a result of the transaction, our property would become subject to a lien that would not be permitted by the asset lien restriction, we secure the debt securities equally and ratably with, or prior to, all indebtedness secured by that lien. (ARTICLE EIGHT)

Events of Default

An event of default means, for any series of debt securities, any of the following:

•	failure to pay interest on that series of debt securities for 90 days after payment is due;

•	failure to pay principal or any premium on that series of debt securities when due;

•	failure to perform any other covenant relating to that series of debt securities for 90 days after notice to us;

•	certain events of bankruptcy, insolvency and reorganization; and

•	any other event of default provided for in the supplement to the indenture, board resolution or officers’ certificate designating the specific terms of such series of debt securities.

An event of default for a particular series of debt securities does not necessarily impact any other series of debt securities issued under the indenture. (SECTION 501)

If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% of the outstanding principal amount of the debt securities of such series may declare the entire principal of all the debt securities of that series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a majority of the outstanding principal amount of the debt securities of that series can rescind the declaration if there has been deposited with the trustee a sum sufficient to pay all matured installments of interest, principal and any premium. (SECTION 502)

The holders of more than 50% of the outstanding principal amount of any series of the debt securities, may, on behalf of the holders of all of the debt securities of that series, control any proceedings resulting from an event of default or waive any past default except a default in the payment of principal, interest or any premium. (SECTION 512) We are required to file an annual certificate with the trustee stating whether we are in compliance with all of the conditions and covenants under the indenture. (SECTION 704)

Concerning the Trustee

Within 90 days after a default occurs with respect to a particular series of debt securities, the trustee must notify the holders of the debt securities of such series of all defaults known to the trustee if we have not remedied them (default is defined to mean any event which is, or after notice or lapse of time or both would become, an event of default with respect to such series of debt securities as specified above under “—Events of Default”). If a default described in the third bullet point under “—Events of Default” occurs, the trustee will not give notice to the holders of the series until at least 60 days after the occurrence of that default. The trustee may withhold notice to the holders of the debt securities of any default (except in the payment of principal, interest or any premium) if it in good faith believes that withholding this notice is in the interest of the holders. (SECTION 602)

Prior to an event of default, the trustee is required to perform only the specific duties stated in the indenture, and after an event of default, must exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. (SECTION 601) The trustee is not required to take any action permitted by the indenture at the request of holders of the debt securities, unless those holders protect the trustee against costs, expenses and liabilities. (SECTION 603) The trustee is not required to spend its own funds or become financially liable when performing its duties if it reasonably believes that it will not be adequately protected financially. (SECTION 601)

U.S. Bank National Association, the trustee, and its affiliates have commercial banking relationships with us and some of our affiliates and serves as trustee or paying agent under indentures relating to debt securities issued by us and some of our affiliates.

CLEARING AND SETTLEMENT

The following discussion pertains to debt securities that are issued in book-entry only form.

The Clearing Systems

In the event that the debt securities are issued in book-entry only form, the debt securities may be settled through DTC. In the event that the prospectus supplement to this prospectus so provides, debt securities in book-entry only form also may be settled through accounts maintained at Clearstream Banking S.A., Luxembourg, commonly known as Clearstream, or the Euroclear System, commonly known as Euroclear. In this case, links will be established among DTC, Clearstream and Euroclear to facilitate the issuance of the debt securities and cross-market transfers of interests in the debt securities associated with secondary market trading. DTC is linked indirectly to Clearstream and Euroclear through the depositary accounts of their respective U.S. depositaries. The descriptions of the operations and procedures of DTC, Clearstream and Euroclear described below are provided solely as a matter of convenience. These operations and procedures are solely within the control of these settlement systems and are subject to change by them from time to time. Neither we, the trustee, nor any underwriter, dealer, agent or purchaser takes any responsibility for these operations or procedures, and investors are urged to contact the relevant system or its participants directly to discuss these matters.

The clearing systems have advised us as follows:

DTC

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the U.S. Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Exchange Act. DTC holds securities that its participants, known as DTC participants, deposit with DTC. DTC also facilitates the settlement among DTC participants of sales and other securities transactions in deposited securities, through computerized book-entry transfers and pledges between DTC participants’ accounts. This eliminates the need for physical movement of securities certificates. DTC participants include U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

DTC’s book-entry system is also used by other organizations such as U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. The rules that apply to DTC and its participants are on file with the SEC.

Upon receipt of any payment of principal or interest, DTC will credit DTC participants’ accounts on the payment date according to such participants’ respective holdings of beneficial interests in the global securities as shown on DTC’s records. In addition, it is DTC’s current practice to assign any consenting or voting rights to DTC participants whose accounts are credited with securities on a record date, by using an omnibus proxy. Payments by DTC participants to owners of beneficial interests in the global securities, and voting by DTC participants, will be governed by standing instructions and customary practices between the DTC participants and owners of beneficial interests, as is the case with securities held for the accounts of customers registered in “street name.” However, these payments will be the responsibility of the DTC participants and not of DTC, the trustee, any paying agent, if applicable, or us.

Clearstream

Clearstream is a société anonyme incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations, known as Clearstream participants, and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a registered bank in Luxembourg, Clearstream is subject to regulation by the Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include an underwriter, dealer, agent or purchaser engaged by us to sell the debt securities. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant either directly or indirectly. Clearstream has established an electronic bridge with Euroclear to facilitate settlement of trades between Clearstream and Euroclear.

Distributions with respect to interests in the debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Euroclear

Euroclear was created in 1968 to hold securities for its participants, known as Euroclear participants, and to clear and settle transactions between Euroclear participants and between Euroclear participants and participants of certain other securities intermediaries through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear is owned by Euroclear Holding SA, a societe anonyme incorporated in Belgium, and operated through a license agreement by Euroclear Bank SA/NV, known as the Euroclear operator. The Euroclear operator provides Euroclear participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing and related services. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include an underwriter, dealer, agent or purchaser engaged by us to sell the debt securities.

Indirect access to Euroclear is also available to others that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

The Euroclear operator is a Belgian bank regulated by the Belgian Financial Services and Markets Authority and is overseen as the operator of a securities settlement system by the National Bank of Belgium.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear, any supplementary terms and conditions, the related Operating Procedures of the Euroclear System, other applicable Euroclear documentation and applicable Belgian law, collectively referred to as the “terms and conditions.” The terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the terms and conditions, to the extent received by the U.S. depositary for Euroclear.

Global Clearance and Settlement Procedures

Initial settlement for the debt securities will be made in U.S. dollars, in same-day funds, unless otherwise specified in the prospectus supplement. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in same-day funds using DTC’s Same-Day Funds Settlement System. In the event that the prospectus supplement to this prospectus provides that the debt securities also may be settled through Clearstream and Euroclear, secondary market trading between Clearstream participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Cross-market transfers between persons holding directly or indirectly through DTC participants, on the one hand, and directly or indirectly through Clearstream or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the applicable European international clearing system by its U.S. depositary; however, these cross-market transactions will require delivery of instructions to such European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The European international clearing system will, if a transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the debt securities in DTC, and making or receiving payment in accordance with normal procedures for settlement in DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the respective U.S. depositary for Clearstream or Euroclear.

Because of time-zone differences, credits of debt securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. The credits or any transactions in the debt securities settled during this processing will be reported to the Clearstream or Euroclear participants on the same business day. Cash received in Clearstream or Euroclear as a result of sales of the debt securities by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear are expected to follow these procedures in order to facilitate transfers of interests in securities among participants of DTC, Clearstream and Euroclear, they will be under no obligation to perform or continue to perform these procedures, and these procedures may be changed or discontinued at any time by any of them. Neither we, the trustee nor any paying agent, if applicable, will have any responsibility for the performance of DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

PLAN OF DISTRIBUTION

We may sell any of the securities:

•	through underwriters or dealers;

•	through agents; or

•	directly to one or more purchasers.

The prospectus supplement or pricing supplement will include:

•	the initial public offering price;

•	the names of any underwriters and, if known to us, any dealers or agents;

•	any amounts underwritten and, if known to us, any amounts offered through dealers or agents;

•	the purchase price of the securities;

•	our proceeds from the sale of the securities;

•	any underwriting discounts or agency fees and other underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or reallowed, or commissions paid, to dealers;

•	any option by the underwriters to purchase additional securities; and

•

a brief description of any passive market making that any underwriter or any selling group members intend to engage in and any transactions that any underwriter intends to conduct that stabilizes, maintains or otherwise affects the market price of the securities.

If underwriters are used in the sale, they will buy the securities for their own account. The underwriters may then resell the securities in one or more transactions, at any time or times, at a fixed public offering price or at varying prices.

This prospectus should not be considered an offer of the securities in states where prohibited by law.

If there is a default by one or more of the underwriters affecting 10% or less of the total number of shares of capital stock or principal amount of debt securities offered, the non-defaulting underwriters must purchase the securities agreed to be purchased by the defaulting underwriters. If the default affects more than 10% of the total number of shares of capital stock or principal amount of the debt securities, we may, at our option, sell less than all the securities offered.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act. Any discounts or commission that we pay them and any profit that they receive from the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which they may be required to make.

Underwriters, dealers and agents may be customers of us or our affiliates, may engage in transactions with us or our affiliates or perform services for us or our affiliates in the ordinary course of business.

EXPERTS

The consolidated financial statements of Verizon Communications Inc. (Verizon Communications) as of December 31, 2018 and 2017 and for each of the three years in the period ended December 31, 2018 appearing in its Current Report on Form 8-K dated August 8, 2019, the effectiveness of Verizon Communications’ internal control over financial reporting as of December 31, 2018, incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2018, and the financial statement schedule of Verizon Communications appearing in its Form 10-K for the year ended December 31, 2018, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included or incorporated by reference therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

William L. Horton, Jr., Senior Vice President, Deputy General Counsel and Corporate Secretary of Verizon Communications, will issue an opinion about the validity of any common stock, preferred stock or debt securities offered pursuant to this prospectus and any applicable prospectus supplement. As of August 26, 2019, Mr. Horton beneficially owns, or has the right to acquire, an aggregate of less than 0.001% of the shares of Verizon Communications common stock.

Milbank LLP of New York, New York will issue an opinion on certain legal matters for the agents or underwriters. Milbank LLP from time to time represents Verizon Communications and its affiliates in connection with matters unrelated to the offering of the securities.

Verizon Communications Inc.

Verizon InterNotes® Due Nine Months or More from the Date of Issue

PROSPECTUS SUPPLEMENT

Purchasing Agent

Incapital

Agents

BofA Merrill Lynch	Citigroup	Morgan Stanley	RBC Capital Markets	Wells Fargo Advisors

September 4, 2019